                                                                     EXHIBIT 5.1

                        [LETTERHEAD OF FOLEY & LARDNER]

                                (415) 984-9812

                                                                     File Number
                                                                     056433-101

                                 July 1, 1998

BioLase Technology, Inc.
981 Calle Amanecer
San Clemente, CA 92673

          Re:  BioLase Technology, Inc.
               ------------------------
               Registration Statement on Form S-3

Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") of BioLase Technology, Inc., a Delaware corporation (the "Company"), together with the exhibits as filed in connection therewith and the form of a prospectus contained therein, which you have filed with the Securities and Exchange Commission ("SEC") in connection with the registration under the Securities Act of 1933, as amended, of 2,355,600 shares of the Company's Common Stock, $.001 par value (the "Shares").

          For purposes of this opinion, we have examined such matters of law and originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have relied upon certificates of public officials and certificates of officers of the Company for the accuracy of material, factual matters contained therein which were not independently established.

BioLase Technology, Inc.
July 1, 1998
Page 2

          Based on the foregoing and on all other documents, instruments and matters examined for the rendering of this opinion, it is our opinion that, subject to effectiveness of the Registration Statement with the SEC (such Registration Statement as amended and finally declared effective, and the form of Prospectus contained therein or subsequently filed pursuant to Rule 430A or Rule 424 under the Securities Act of 1933, as amended, being hereinafter referred to as the "Registration Statement" and the "Prospectus", respectively) and to registration or qualification under the securities laws of the state in which the Shares may be sold, upon the sale and issuance of the Shares in the matter referred to in the Registration Statement, and upon payment therefore (where applicable), the Shares will be legally issued, fully paid and nonassessable, and will be binding obligations of the Company.

          We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or jurisdiction other than federal securities laws and a substance of laws of the States of California and Delaware. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

          We consent to the use of our name under the caption "Legal Matters" in the Prospectus, constituting part of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement.

          By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

          Should you have any questions or comments concerning the foregoing, please do not hesitate to contact Cathryn S. Gawne, Esq. of this office.

                                         Very truly yours,

                                         /s/ FOLEY & LARDNER

                                         FOLEY & LARDNER